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Monsanto/Rosetta Inpharmatics Collaboration Agreement

November 21, 2000

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

TABLE OF CONTENTS

1.	DEFINITIONS			1
2.	CONVEYANCE OF RIGHTS			4
	2.1	Assignment to Monsanto		4
	2.2	Assignment to Rosetta		4
	2.3	License to Monsanto: Analytical Technology		4
	2.4	License to Conduct Project Plan		5
	2.5	Restrictions on licenses		5
3.	PROJECT PLAN			5
	3.1	Project Plan		5
	3.2	Contribution of Monsanto		5
	3.3	Contribution of Rosetta		5
	3.4	Project Committee		5
		3.4.1	Executive Sponsors	5
		3.4.2	Project Managers	6
		3.4.3	Decision-making	6
		3.4.4	Meetings	6
		3.4.5	Gene Lead Determination	6
	3.5	Term and Termination of Funded Project		7
		3.5.1	Early Termination	7
		3.5.2	Early Termination—Other Reasons	7
		3.5.3	Surviving Paragraphs	7
		3.5.4	Exclusivity of Agreement	7
		3.5.5	Actions on Termination	7
4.	PAYMENTS			8
	4.1	Project Funding		8
		4.1.1	Inducement Fee	8
		4.1.2	[*] Design Fee	8
		4.1.3	[*] Design Fee	8
		4.1.4	[*] Design Fee	8
		4.1.5	[*] Design Fee	8
		4.1.6	[*] Set Fee	8
		4.1.7	Other Payments	8
	4.2	Royalties and [*]—Licensed Products		9
		4.2.1	Royalty Calculation	9
		4.2.2	License or sublicense of DNA Patent Rights by Monsanto	9
		4.2.3	[*] Payments	9
		4.2.4	[*] Royalty and [*]	9
		4.2.5	Payment Reduction	10
		4.2.6	Royalty Stacking	10
		4.2.7	Monsanto Royalty Buy-Out	10
	4.3	Royalties—Rosetta Predictive Pattern Information		10
		4.3.1	Royalty Calculation	10
		4.3.2	[*] Payments	10

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

5.	RECORDS			10
	5.1	Payments of Royalties		10
	5.2	Books and Records for Royalty Payments		11
	5.3	Late Payment of Royalties		11
6.	INTELLECTUAL PROPERTY			11
	6.1	Ownership of Intellectual Property Other Than DNA Patent Rights and Analytical Technology		11
	6.2	Disclosure of Patentable Inventions		11
	6.3	Patent Prosecution and Maintenance; Joint Patents		11
	6.4	Cooperation		12
	6.5	Costs		12
	6.6	Patent Litigation: Right to Bring Suit		12
	6.7	Patent Litigation: Jointly Owned Patents		12
	6.8	Confidential Treatment		12
7.	CONFIDENTIALITY			13
	7.1	Confidential Information		13
	7.2	Confidentiality and Limited Use		13
		7.2.1	Limited Use	13
		7.2.2	Protection for Monsanto DNA Information and Analytical Technology	13
		7.2.3	Exceptions to Disclosure of Confidential Information	13
	7.3	Exceptions to Classification as Confidential		13
	7.4	Specific Information		14
	7.5	Disclosures to Personnel		14
	7.6	Return of Confidential Information		14
	7.7	Confidential Status of Agreement		14
	7.8	Publications		14
8.	REPRESENTATION AND WARRANTIES; INDEMNIFICATION AND LIMITATION OF LIABILITY			15
	8.1	Monsanto		15
	8.2	Rosetta		15
	8.3	Indemnification by Rosetta		15
	8.4	Indemnification by Monsanto		15
	8.5	Conditions and Limitations of Indemnification Obligation		16
	8.6	Limitation of Liability		16
	8.7	Risk of Failure; No Representations		16
9.	APPLICABLE LAW			16
	9.1	Governing Law; Jurisdiction		16
10.	MISCELLANEOUS PROVISIONS			17
	10.1	Notices		17
	10.2	Assignability		17
	10.3	Assignability of DNA Patent Rights		17

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Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

ii

10.4	Dispute Resolution		18
	10.4.1	General	18
	10.4.2	Parties Shall Meet	18
	10.4.3	CEOs Shall Meet	18
	10.4.4	Arbitration Trigger	18
	10.4.5	Arbitration Rules	18
	10.4.6	Agreements to Agree	18
10.5	Tax Reporting		19
10.6	Severability		19
10.7	Counterparts		19
10.8	Headings		19
10.9	Agreement references		19
10.10	Appendices		19
10.11	Export Control		19
10.12	Force Majeure		20
10.13	Negation of Agency		20
10.14	Other Requests		20
10.15	Amendment and Waiver		20

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

iii

    THIS IS AN AGREEMENT effective November 21, 2000, ("Effective Date of this Agreement") by and between Rosetta Inpharmatics, Inc. a Delaware corporation having its principal place of business at 12040 - 115th Avenue Northeast, Kirkland, Washington 98034-6900 ("Rosetta") and Monsanto Company ("Monsanto"), a Delaware corporation, having a principal place of business at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167.

    WHEREAS, Monsanto has certain rights relating to genes which impart traits in plants and plants containing such genes, such rights including possession of technical information and know-how relating to such plants and their use, and ownership of U.S. and foreign patent applications covering the plants, seeds, genes and their use;

    WHEREAS, Rosetta has certain rights relating to the generation, analysis and comparison of data and the storage and retrieval thereof, such rights including possession of technical information and know-how relating to the design, development and use of microarrays, the design, development and application of gene expression databases and the identification of genes predictive of traits; and

    WHEREAS, Monsanto and Rosetta are establishing a research alliance to, among other things, create proprietary intellectual property relating to the subject matter of this Agreement;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.  DEFINITIONS

    Terms in this Agreement defined in the singular have the same meanings when used in the plural and vice versa. For purposes of this Agreement, the following words and phrases shall have the following meanings:

    1.1 "Affiliate" shall mean with respect to any person or entity, any other person or entity that directly or indirectly controls, is controlled by or is under common control with such person or entity. A person or entity shall be deemed to be "controlled" by any other person or entity if such other person or entity (i) possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such person or entity whether by contract or otherwise, (ii) has direct or indirect ownership of at least 50% (in the aggregate) of the voting power of all outstanding shares entitled to vote at a general election of directors of the person or entity or (iii) has direct or indirect ownership of at least 50% of the equity interests in a partnership or a limited liability company.

    1.2 "Agreement" shall mean this collaboration agreement.

    1.3 "Analytical Patent Rights" shall mean inventions related to Analytical Technology developed by or for Monsanto (other than by Rosetta) in the course of carrying out the Project Plan expressly excluding [*] related to [*] or [*] and the [*] of [*] of [*].

    1.4 "Analytical Technology" shall mean algorithms and other analytical techniques and methods, including, without limitation, methods of generating, storing, retrieving and analyzing data developed in the course of carrying out the Project Plan.

    1.5 "Average Net Benchmark Product Price" shall mean the average gross invoiced sales price received by Monsanto and its Affiliates for the sale of a unit of Benchmark Product, or if no Benchmark Product is sold by Monsanto or its Affiliates, all consideration received by a third party for the Benchmark Product, in each case, in arm's length sales to an independent third party, or if not an arm's length sale, the fair market value if it had been an arm's length sale, in a particular country for the applicable period, after deduction of the following items, provided and to the extent such items are

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

actually incurred and documented and do not exceed reasonable and customary amounts in the market in which such sale occurred: (i) trade discounts actually allowed; (ii) credits, rebates and returns; (iii) freight and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business; (iv) taxes, duties and other compulsory payments to governmental authorities actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business; and (v) dealer/distributor and seed service fees paid by Monsanto and its Affiliates. All sales of Benchmark Products between Monsanto and any of its Affiliates and sublicensees shall be disregarded for purposes of computing Average Net Benchmark Product Price. A "sale" shall include any transfer or other disposition for consideration, and Average Net Benchmark Product Price shall include all consideration received by Monsanto or its Affiliates in respect of any sale of Benchmark Products, whether such consideration is in cash, payment in kind, exchange or another form.

    1.6 "Average Net Product Price" shall mean the average gross invoiced sales price received by Monsanto and its Affiliates for the sale of a unit of Licensed Product in arm's length sales to an independent third party, or if not an arm's length sale, the fair market value if it had been an arm's length sale, in a particular country for the applicable period, after deduction of the following items, provided and to the extent such items are actually incurred and documented and do not exceed reasonable and customary amounts in the market in which such sale occurred: (i) trade discounts actually allowed; (ii) credits, rebates and returns; (iii) freight and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business; (iv) taxes, duties and other compulsory payments to governmental authorities actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business; and (v) dealer/distributor and seed service fees paid by Monsanto and its Affiliates. All sales of Licensed Products between Monsanto and any of its Affiliates and sublicensees shall be disregarded for purposes of computing Average Net Product Price. A "sale" shall include any transfer or other disposition for consideration, and Average Net Product Price shall include all consideration received by Monsanto or its Affiliates in respect of any sale of Licensed Product, whether such consideration is in cash, payment in kind, exchange or another form. Average Net Product Price shall not be discounted due to any product "bundling" unless Monsanto or its Affiliates does not offer the Licensed Product outside of a "bundle". Subject to the foregoing, in the case of discounts on "bundles" of products or services which include Licensed Products, Monsanto may with notice to Rosetta calculate the Average Net Product Price by discounting the bona fide list price of a Licensed Product by no more than the average percentage discount of all products of Monsanto and/or its Affiliates in a particular "bundle", calculated as follows:

Average percentage discount on a particular "bundle"	=	(1 -A/B)x 100

where A equals the total discounted price of a particular "bundle" of products, and B equals the sum of the un-discounted bona fide list prices of each unit of every product in such "bundle". Monsanto shall provide Rosetta documentation, reasonably acceptable to Rosetta, establishing such average discount with respect to each "bundle".

    1.7 "Benchmark Product" shall mean a product not covered by DNA Patent Rights, but otherwise identical to a Licensed Product, or if no such product exists, substantially similar to a Licensed Product, but not covered by DNA Patent Rights, in each case, available in the same country during the applicable time period. A Benchmark Product must be a commercial product sold by Monsanto or its

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

Affiliates or a third party. If Monsanto or its Affiliates do not sell such a Benchmark Product, then the most suitable product that meets the above definition sold by a third party in the applicable country during the applicable time period shall be used as the Benchmark Product.

    1.8 "DNA" shall mean deoxyribonucleic acid or other compound conveying the same genetic information.

    1.9 "DNA Patent Rights" shall mean inventions utilizing Monsanto DNA Information developed by or for Rosetta in the course of carrying out the Project Plan expressly excluding [*] and other [*] and [*], including, without [*] of [*] and [*].

    1.10 "Effective Date of this Agreement" shall mean the date first written above.

    1.11 "Gene Lead" shall mean any gene identified by Rosetta in connection with its analysis of Monsanto DNA Information and which has been determined to be a Gene Lead pursuant to Article 3.4.5. Each Gene Lead shall be included in Monsanto DNA Information.

    1.12 "Joint Patents" shall have the definition provided in Article 6.1.

    1.13 "Licensed Products" shall mean a particular product or a particular species of animals, plants, plant or animal parts, animal progeny, seed of plants and products from any of the foregoing, or the process of making, modifying or modulating any of the foregoing or any phenotypic trait associated with any of the foregoing, which, in the absence of a license, would infringe at least one (1) claim of an unexpired U.S. or foreign patent or one (1) pending claim of an unexpired published patent application included within DNA Patent Rights which claims a Gene Lead.

    1.14 "Monsanto DNA Information" shall mean (A) (i) DNA sequence information provided by Monsanto to Rosetta (or [*] by any [*] to [*] in [*] this Agreement) and (ii) RNA and tissue samples provided by Monsanto to Rosetta, in each case in accordance with the terms and conditions of the Project Plan, and [*] and [*] from [*] of such [*], in [*] by [*] from the [*], and [*] and [*] in [*].

    1.15 "Monsanto Patents" shall have the definition provided in Article 6.1.

    1.16 "Net Predictive Pattern Revenues" shall mean the gross invoiced sales of Predictive Pattern Technologies received by Monsanto or its Affiliates during the applicable period in arm's length transactions after deduction of the following items, provided and to the extent such items are actually incurred and do not exceed reasonable and customary amounts in each market in which such sales occurred: (i) trade and quantity discounts and rebates; (ii) credits or allowances made for rejection or return of previously sold Predictive Pattern Technologies; (iii) any tax or government charge levied on the sale, such as value added tax (but not including income tax); and (iv) any charges for freight or insurance. In the event that the Predictive Pattern Technologies is sold or otherwise transferred to a third party for a price lower than if it had been sold to a third party in an arm's length transaction ("fair market value"), then Net Predictive Pattern Revenues shall be the fair market value of the Predictive Pattern Technologies.

    1.17 "Rosetta Patents" shall have the definition provided in Article 6.1.

    1.18 "Plant Transformation Vector" shall mean a [*] a [*], an [*] and [*] and all [*] to [*] that [*] of the [*] containing the [*] or [*] of the [*] to [*] into the [*] of a [*].[*], when [*] to [*] by [*], such [*] may include [*] in the [*] of [*].

    1.19 "Predictive Pattern Information" shall mean information relating to one or more expression patterns that have been developed or discovered by Rosetta in the course of carrying out the Project

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

Plan that can be used to [*] of [*]. Such Predictive Pattern Information shall constitute Monsanto DNA Information.

    1.20 "Predictive Pattern Technologies" shall mean a [*] or [*] of [*] or [*] from any of the [*], in the [*] of a [*] at [*] of an [*] or [*].

    1.21 "Product Sublicense Payments" shall mean [*] and its [*] of [*] in [*] of any [*] of [*] to [*] or [*] or [*] for the [*] of [*] and [*] pro rata deductions (based on the number of technologies licensed to the licensee or sublicensee) for: (i) dealer/distributor and seed service fees actually paid by Monsanto and its Affiliates, and (ii) taxes, duties and other compulsory payments to governmental authorities actually paid and separately identified on the invoice or the documentation maintained in the ordinary course of business.

    1.22 "Project Committee" shall mean the committee established in Article 3.4.

    1.23 "Project Plan" shall mean the plan attached as Appendix A, as amended from time to time by the Project Committee pursuant to Article 3.4.1.

    1.24 "Project Technology" shall mean any materials, know-how, information, discoveries or inventions that are discovered or developed in the course of carrying out the Project Plan other than Monsanto DNA Information and Analytical Technology.

    1.25 "Term of this Agreement" shall be as stated in Article 3.5.

    1.26 "Value Added" shall mean (i) the difference between the Average Net Product Price of a Licensed Product as compared to the Average Net Benchmark Product Price of the applicable Benchmark Product in the same country and time period, and (ii) any other identifiable value (which is not merely speculative) attributable to the DNA Patent Right's contribution to any Licensed Product sales, including, without limitation, increased market share of a Licensed Product and market share maintenance of a Licensed Product, in each case, as compared to the applicable Benchmark Product. It is understood and agreed that "Value Added" shall include all incremental value which is identifiable (and not merely speculative) which Monsanto and its Affiliates receives from customers of Licensed Products. For Licensed Products where there is no Benchmark Product, the Value Added will equal the Average Net Product Price.

2.  CONVEYANCE OF RIGHTS

    2.1 Assignment to Monsanto.

    Subject to the terms and conditions of this Agreement and for the consideration as set forth in Article 4, Rosetta agrees to assign and hereby assigns to Monsanto Rosetta's right, title and interest to the Monsanto DNA Information developed by Rosetta and DNA Patent Rights.

    2.2 Assignment to Rosetta.

    Subject to the terms and conditions of this Agreement and for the consideration provided by Rosetta's covenants and promises in this Agreement, Monsanto agrees to assign and hereby assigns to Rosetta Monsanto's right, title and interest to the Analytical Technology developed by Monsanto and the Analytical Patent Rights.

    2.3 License to Monsanto: Analytical Technology.

    Subject to the terms and conditions of this Agreement and for the consideration as set forth in Article 4, Rosetta hereby grants to Monsanto a [*] license to [*], Analytical Technology either

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

developed by Monsanto or by Rosetta following a material contribution to the development thereof by Monsanto (other than the mere provision of Monsanto DNA Information by Monsanto). This license includes Monsanto's right to use such Analytical Technology (i) to develop, make, have made, import, use, sell, have sold, and offer to sell Licensed Products and (ii) in connection with a bona fide scientific collaboration between Monsanto and a third party under a written contract and research plan in a specific area. This license does not include Monsanto's right to transfer, sell, or license such Analytical Technology.

    2.4 License to Conduct Project Plan.

    Subject to the terms and conditions of this Agreement, the parties agree to grant and hereby grant each other during the Term of this Agreement a [*] license under any of their respective patents which are necessary for such party's performance of its responsibilities under the Project Plan for the sole purpose of conducting the Project Plan.

    2.5 Restrictions on licenses.

    Nothing in this Agreement shall be construed as granting a license under any intellectual property or other rights other than intellectual property or other rights identified in this Agreement, and in no event shall anything in this Agreement be construed as granting a license under any intellectual property or other right which any such party is as of the Effective Date of this Agreement prohibited, contractually or otherwise, from granting.

3.  PROJECT PLAN

    3.1 Project Plan.

    Subject to the terms and conditions set forth herein, each of Monsanto and Rosetta shall conduct the collaboration pursuant to the Project Plan, as described herein or as amended by the Project Committee.

    3.2 Contribution of Monsanto.

    Monsanto will supply to Rosetta the Monsanto DNA Information described in Article 1.14(A) as provided in the Project Plan so as to allow Rosetta to timely implement and perform its responsibilities under the Project Plan.

    3.3 Contribution of Rosetta.

    Rosetta shall use diligent efforts to conduct the Project Plan and deliver data as described in the Project Plan to Monsanto.

    3.4 Project Committee.

    The Project Plan will be managed by a Project Committee consisting of one (1) Executive Sponsor and one (1) Project Manager from each party. The Project Committee will coordinate and expedite the design, development, and implementation of activities that fulfill the purposes of the collaboration. Each party may, in its sole discretion, replace the assigned individuals at any time as necessary.

  3.4.1 Executive Sponsors.

      The initial Executive Sponsors shall be [*] of Monsanto and [*] of Rosetta. The Executive Sponsors shall have the following specific responsibilities:

      (a) approving the Project Plan and any amendments or changes thereto;

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

      (b) settling disputes or disagreements that cannot be resolved by the Project Managers; and

      (c) performing such other functions as appropriate to further the purposes of the collaboration as agreed by the parties.

  3.4.2 Project Managers.

      The initial Project Managers shall be [*] of Monsanto and [*] of Rosetta. The Project Managers shall have general responsibility for preparation of the Project Plan and the design, development, and implementation of activities that will fulfill the objectives of the collaboration as expeditiously as practicable. The Project Managers shall also have the following specific responsibilities:

      (a) updating and revising the Project Plan annually or as mutually agreed;

      (b) monitoring and reviewing the progress of research, development, and implementation of collaboration activities in order to ensure that satisfactory progress is being made with respect to the execution of the Project Plan;

      (c) discussing and agreeing upon remedial measures if a Project Manager determines that the progress in respect of implementation of a Project Plan activity is unsatisfactory;

      (d) settling disputes or disagreements related to the Project Plan; and

      (e) performing such other functions as appropriate to further the purposes of the collaboration as agreed by the parties.

  3.4.3 Decision-making.

      Decisions of the Project Managers shall be made by [*], with [*] and [*]. If the [*] on an [*], the [*] to the [*] for [*]. Other than the Project Plan, the Project Committee may not modify this Agreement. Any decisions related to material changes in the scope or the budget for the Project Plan or related to changing the terms of this Agreement will require mutual consent of Rosetta and Monsanto.

  3.4.4 Meetings.

      The Project Committee shall meet quarterly, as agreed upon by the Project Committee, but preferably at a location that alternates between Rosetta's corporate headquarters and Monsanto's corporate headquarters. Responsibility for keeping the minutes of these meetings shall alternate between the parties. The Project Committee will prepare quarterly science reports and the minutes of the meetings will be approved by both parties.

  3.4.5 Gene Lead Determination.

      During the Term of this Agreement, Monsanto shall maintain a written record of Monsanto DNA Information which, prior to the Effective Date of this Agreement and during the Term of this Agreement, have been submitted by Monsanto (or any Monsanto designee) for transformation into plants for phenotypic study, such record to include the date submitted for transformation. These records shall be available for inspection by a mutually agreed third party at the request of Rosetta. During the Term of this Agreement, Rosetta shall designate to the Project Committee potential Gene Lead candidates, such designation to include whether those candidates are initially intended to be a [*] or [*], the [*] the [*] or [*] or [*] to [*], and the [*]. If as of the date of such designation [*] has [*] or on [*] and [*] has [*] or [*] of [*] , then such candidate shall be deemed a Gene Lead under this Agreement. In the event Monsanto can demonstrate (as evidenced

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

  by the written records required hereby) that prior to the date of such designation by Rosetta [*] a [*] has been [*] or on [*] of [*] and such [*] has been [*] or [*] the [*] had been [*] or [*] the [*] had been [*] to a [*] for [*] into [*] for [*], in the [*] of [*] with [*] such [*], then the candidate shall not be considered a Gene Lead. Upon termination of this Agreement for any reason in accordance with Article 3.5 and for a period of [*] days thereafter, Rosetta may with written notice to Monsanto [*] the [*] of any [*] as [*], as the case may be, [*] shall in all events be limited to [*] and [*].

    3.5 Term and Termination of Funded Project.

    The Term of this Agreement will be three (3) years after the Effective Date of this Agreement with the possibility to extend the Agreement based upon the mutual agreement of both parties.

  3.5.1 Early Termination.

      Each of Monsanto and Rosetta will have the option to terminate this Agreement prior to the expiration of the three (3) year term if the other party fails to meet any material term of the Project Plan. The breaching party will be given [*] days from receipt of such written notice to initiate cure of the breach pursuant to this Article 3.5.1 prior to actual termination. If the breaching party is making a good faith effort to cure during the [*] day period, then the party will be given an additional [*] days to complete the cure. If the breach is cured during either such period, the notice will have no force or effect.

  3.5.2 Early Termination—Other Reasons.

      Either party, at its option and without prejudice to any of its other legal and equitable rights and remedies, may terminate this Agreement by reason of failure to cure a material breach by the other party, other than a breach provided in Article 3.5.1, or upon bankruptcy, insolvency, and dissolution or winding up of the other party. Any such termination will require written notice from the terminating party, specifying, in reasonable detail, the breach or other basis of the termination. If capable of being cured, the breaching party will be given [*] days from receipt of such written notice to cure the breach pursuant to this Article 3.5.2 prior to actual termination. If the breach is cured during such period, the notice will have no force or effect.

  3.5.3 Surviving Paragraphs.

      Termination of this Agreement for any reason shall not terminate the provisions set forth in Articles 2, 4, 5, 6, 7, 8, 9 and 10.4. The rights and obligations of these Articles shall continue in full force and effect following any such termination.

  3.5.4 Exclusivity of Agreement.

      Rosetta agrees that it will not during the Term of this Agreement use, discover, characterize expression of or characterize expression patterns of monocot genes other than in connection with this Agreement.

  3.5.5 Actions on Termination.

      Upon any termination of this Agreement, Rosetta agrees to return or permanently destroy, at Monsanto's sole discretion, all Monsanto DNA Information. Monsanto agrees to return or permanently destroy, at Rosetta's sole discretion, all Analytical Technology except that portion of Analytical Technology licensed to Monsanto under Article 2.3.

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

4.  PAYMENTS

    4.1 Project Funding.

    Monsanto agrees to fund the Project Plan as set forth below. All payments set forth in this Article 4 shall be made in United States dollars.

  4.1.1 Inducement Fee.

      As an inducement to Rosetta to commit assets and personnel and undertake its obligations under the Project Plan after [*], Monsanto agrees that it will be obligated to pay Rosetta [*] on [*], such amount to be paid within [*] of such date. The full amount of this inducement fee shall be guaranteed, non-refundable and non-creditable and shall be paid directly to Rosetta.

  4.1.2 [*] Design Fee.

      Upon delivery of a [*] Design consisting of [*] oligonucleotide probe sequences, as described in the Project Plan, Monsanto shall pay Rosetta a fee of [*], which shall be paid within [*] of delivery.

  4.1.3 [*] Design Fee.

      Upon delivery of a [*] Design consisting of [*] oligonucleotide probe sequences, as described in the Project Plan, Monsanto shall pay Rosetta a [*], which shall be paid within [*] of delivery.

  4.1.4 [*] Design Fee.

      Upon delivery, [*], of a [*] Design consisting of the [*] most useful oligonucleotide probe sequences, as described in the Project Plan, Monsanto shall pay Rosetta a fee of [*] and [*] , which shall be paid within [*] of delivery.

  4.1.5 [*] Design Fee.

      Upon delivery, no earlier than [*], of a [*] Design consisting of the [*] most useful oligonucleotide probe sequences, as described in the Project Plan, Monsanto shall pay Rosetta a fee of [*] and [*], which shall be paid within [*] of delivery.

  4.1.6 [*] Set Fee.

      Upon delivery, no earlier than [*], of [*] Sets consisting of [*] oligonucleotide probe sequences each, as described in the Project Plan, Monsanto shall pay Rosetta a fee of [*], which shall be paid within [*] of delivery.

  4.1.7 Other Payments.

      So long as Rosetta is not in default of any of its material obligations under the Project Plan, the remainder of the fees [*] shall be paid over the Term of this Agreement in [*] installments beginning [*] from the Effective Date of this Agreement, with the first [*] of such installments to be in an amount equal to [*] each, and the [*] and [*] installment to be in an amount equal to [*]. In the event that Rosetta is in default of any of its material obligations under the Project Plan, upon [*] days prior written notice to Rosetta, Monsanto may suspend the [*] payments required under this Article 4.1.7 until such time as Rosetta is no longer in such default. Upon Rosetta's cure or other satisfaction of any such default, Monsanto shall thereupon resume such [*] payments, with all suspended payments paid at the time payments are resumed.

    4.2 Royalties and [*]—Licensed Products.

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

    In addition to the payments required under Article 4.1, Monsanto shall pay Rosetta on any Gene Lead subject to and in accordance with the following conditions:

  4.2.1 Royalty Calculation.

      For Licensed Products containing primary Gene Lead, Monsanto shall pay [*] of the total aggregate Value Added of all such Licensed Products sold by Monsanto or its Affiliates or a licensee of Monsanto (except in the case of a bare sublicense as provided in Article 4.2.2).

  4.2.2 License or sublicense of DNA Patent Rights by Monsanto.

      If Monsanto grants a license or sublicense of DNA Patent Rights to a third party non-Affiliate without providing such licensee or sublicensee with a Licensed Product, Monsanto shall pay Rosetta [*] of Product Sublicense Payments received for such license or sublicense by Monsanto.

  4.2.3 [*] Payments.

      In addition to the royalty and other payments set forth in Article 4.2.1 and Article 4.2.2, for the [*] Licensed Product containing a primary Gene Lead, Monsanto shall pay the following amounts within [*] upon the occurrence of any of the following [*].

    4.2.3.1 Filing for regulatory approval in the United States.

        Monsanto will pay Rosetta [*] of filing for regulatory approval in the United States for the production and sale of the [*] containing such [*], provided that if no regulatory approval shall be required in the United States, such payment shall be [*] upon the first commercial sale of such Licensed Product in the United States.

    4.2.3.2 Receiving regulatory approval in the United States.

        Monsanto will pay Rosetta [*] at the time of receiving all regulatory approvals necessary for the [*] and [*] in the United States of the [*], provided that if no regulatory approval shall be required in the United States, such payment shall be [*] upon the first commercial sale of such Licensed Product in the United States (such amount to be in addition to the amount paid pursuant to Article 4.2.3.1.

    4.2.3.3 Receiving regulatory approval in Europe.

        Monsanto will pay Rosetta [*] at the time of receiving all necessary regulatory import and production approval in the European Union for the [*] such [*] that [*] shall be [*] in the [*] upon the first commercial sale of such Licensed Product in the European Union

    4.2.3.4 [*] Payments for Other Major Crops.

        For [*] and [*] plants that are Licensed Products containing a primary Gene Lead, Monsanto shall pay Rosetta [*] the amounts set forth above upon satisfaction of the first of each of said plants to satisfy the applicable [*]. For all other plants that are Licensed Products, no [*] payments shall be due, but the royalty payable with respect to the Gene Lead associated therewith shall [*] the [*] after the first commercial sale of the first of each of said plant species that are Licensed Products.

  4.2.4 [*] Royalty and [*].

      Royalties and [*] shall be paid by Monsanto on a product-by-product basis. [*] royalty and [*] shall be due and payable to Rosetta by Monsanto [*] of the [*] included in the DNA Patent

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

  Rights practiced by Monsanto and its Affiliates and sublicensees in connection with the production and commercialization of a particular Licensed Product ([*] that [*] to [*] that [*] and [*] and [*]). In the [*] a [*], the [*] and [*] for that particular [*] shall be [*] to the [*] in [*].

  4.2.5 Payment Reduction.

      All [*] payments and royalty payments made pursuant to this Article 4 shall be [*] for [*], and [*] for [*].

  4.2.6 Royalty Stacking.

      In the event that Monsanto is required to obtain a license to one or more patents or patent applications from one or more third party non-Affiliates to make, have made, use, sell or have distributed Licensed Product, and the [*] to [*] and [*] for the [*] of the Value Added (not taking into account for these purposes any [*] payments associated with such Licensed Product), then Monsanto shall provide written notification of such royalty stacking to Rosetta, and [*] the [*] hereunder to [*] by the [*], but in [*] the [*] to [*] be [*] than [*] to continue only for so long as such royalty obligations to third party non-Affiliates continue. The [*] of [*] to [*] shall [*] on a [*] to the [*] of [*] is [*].

  4.2.7 Monsanto Royalty Buy-Out.

      Monsanto shall have an option to negotiate with Rosetta with respect to [*] payment to Rosetta with respect to each or all Licensed Products in lieu of paying any further royalties on such products. The parties shall conduct such negotiation in good faith, but neither shall be obligated to agree to any buy-out.

    4.3 Royalties—Rosetta Predictive Pattern Information.

    During the course of the Project Plan, Rosetta may develop Predictive Pattern Information. [*] that [*] and [*] for each such [*] to [*] such [*] to [*] to determine [*] or [*] to [*] such a [*]. In the event that [*] makes [*] a [*] and if [*] is [*] or [*] as a [*] to make the [*] :

  4.3.1 Royalty Calculation.

      Monsanto shall pay Rosetta [*] of Net Predictive Pattern Revenues associated with the sale of Predictive Pattern Technology by Monsanto or its Affiliates or a licensee of Monsanto.

  4.3.2 [*] Payments.

      Monsanto will pay Rosetta [*] at the time of the first commercial sale of each such Predictive Pattern Technology.

5.  RECORDS

    5.1 Payments of Royalties.

    Within ninety (90) days of the end of the applicable semi-annual period (either fiscal or calendar) following the first commercial sale of a Licensed Product or Predictive Pattern Technology, as the case may be, and within ninety (90) days after the end of each six (6) months thereafter, Monsanto shall make a written report to Rosetta setting forth the information, including that of Affiliates and licensees or sublicensees, necessary to permit Rosetta to calculate and confirm the royalty payment due Rosetta, [*]. At the time each report is made, Monsanto shall pay to Rosetta the royalties shown by such report to be payable hereunder. Payments due on sales in foreign currency shall be calculated in United States

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

dollars on the basis of the rate of exchange in effect for purchase of dollars at Chase Manhattan Bank, New-York, New York, on the last business day of the last-preceding June or December, whichever shall be later. Payments shall be without set off and free and clear of any taxes, duties, fees or charges other than withholding taxes, if any. Payment shall be made by wire transfer to an account in the United States designated by Rosetta from time to time with prior, written notice.

    5.2 Books and Records for Royalty Payments.

    Monsanto shall keep, and shall cause its Affiliates, licensees and sublicensees to keep, books and records in such reasonable detail as will permit the reports provided for in this Article hereof to be made and the royalties payable hereunder to be determined. Monsanto further agrees to permit its and its Affiliates books and records to be inspected and audited from time to time (but not more often than once annually) during reasonable business hours by an independent auditor, designated by Rosetta and approved by Monsanto, which approval will not be unreasonably withheld, to the extent necessary to verify the reports provided for in this Article provided, however, that such auditor shall indicate to Rosetta only whether the reports and royalties paid are correct, and if not, the reason why not. In the event that such an audit results in additional royalties being owed to Rosetta, such royalties shall be paid within sixty (60) days from notice of deficiency along with interest calculated as from the date the correct payment was due to the date of actual payment at an annual rate of five (5) percentage points above the prime rate quoted by Chase Manhattan Bank, New York, New York, on the day payment was due, until paid; and if the original royalty payment was more than five percent (5%) less than it should have been, the cost of the audit shall be reimbursed by Monsanto.

    5.3 Late Payment of Royalties.

    If any royalties owed under this Agreement are not paid when due, the unpaid amount shall bear interest, compounded annually, at an annual rate of five (5) percentage points above the prime rate quoted by Chase Manhattan Bank of New York on the day payment was due, until paid or offset.

6.  INTELLECTUAL PROPERTY

    6.1 Ownership of Intellectual Property Other Than DNA Patent Rights and Analytical Technology.

    Except as set forth in this Agreement: (i) any Project Technology and any patent applications and patents claiming any Project Technology first conceived or made by one or more employees of Monsanto shall belong to Monsanto ("Monsanto Patents"); (ii) any Project Technology and any patent applications and patents claiming any Project Technology first conceived or made by one or more employees of Rosetta shall belong to Rosetta ("Rosetta Patents"); and (iii) any Project Technology and any patent applications and patents claiming any Project Technology first conceived or made jointly by one or more employees of Monsanto and one or more employees of Rosetta shall belong jointly to Monsanto and Rosetta ("Joint Patents"). Each owner of any Joint Patent shall be free to exploit its undivided interest in such Joint Patent. Inventorship shall be determined in accordance with United States patent laws.

    6.2 Disclosure of Patentable Inventions.

    In addition to the disclosures otherwise required under this Agreement, each party shall submit a written report to the other within [*] days of the end of each calendar quarter summarizing any invention arising in the performance of the Project Planduring the quarterly period immediately preceeding delivery of such report which it believes may be patentable.

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

    6.3 Patent Prosecution and Maintenance; Joint Patents.

    The parties shall agree upon an outside law firm who shall prepare, file, prosecute and maintain Joint Patents under the joint instructions of the parties. All costs shall be [*]. In the event Rosetta or Monsanto elects not to share or continue to share such costs of prosecution of a filed application for a Joint Patent or maintenance costs for an issued Joint Patent, it shall notify the other party not less than [*] months before any relevant deadline, and the other party shall have the right to assume sole control over the prosecution of such filed application for a Joint Patent or maintenance of such issued Joint Patent. In such event, the party which assumes such control shall have title to such Joint Patent and the other party agrees to execute the appropriate documents to assign such patent to the other party.

    6.4 Cooperation.

    Each party agrees to cooperate with the other in preparing and executing any documents necessary or useful to obtain patent protection on any invention that is subject to this Agreement in any country in the world.

    6.5 Costs.

    Rosetta shall retain control over and bear all expenses associated with the filing, prosecution and maintenance of Analytical Patent Rights and Rosetta patents and patents on inventions made by it before the Effective Date of this Agreement. Monsanto shall retain control over and bear all expenses associated with the filing, prosecution and maintenance of DNA Patent Rights and Monsanto patents and patents on inventions made by it before the Effective Date of this Agreement.

    6.6 Patent Litigation: Right to Bring Suit.

    Each party shall have the sole power to institute and prosecute at its own discretion and expense suits for infringement of their respective patent rights. Each party agrees to cooperate with the other in any suit brought under this Article. All expenses in such suits will be borne entirely by the party bringing such suit and such party shall collect all judgments or awards arising from these suits.

    6.7 Patent Litigation: Jointly Owned Patents.

    In the event that any Joint Patent is infringed or misappropriated by a third party, Monsanto and Rosetta shall discuss whether, and, if so, how, to enforce such Joint Patent or defend such Joint Patent in an infringement action, declaratory judgment or other proceeding. In the event only one party wishes to participate in such proceeding, it shall have the right to proceed alone, at its expense, and may retain any recovery; provided, at the request and expense of the participating party, the other party agrees to cooperate and join in any proceedings in the event that a third party asserts that the co-owner of such Joint Patent is necessary or indispensable to such proceedings.

    6.8 Confidential Treatment.

    All information disclosed under this Article 6 shall be treated as Confidential Information under Article 7.

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

7.  CONFIDENTIALITY

    7.1 Confidential Information.

    It is anticipated that it will be necessary, in connection with their obligations under this Agreement, for Rosetta and Monsanto, and Affiliates of either party, to disclose to each other confidential proprietary business and/or technical information ("Confidential Information") relating to their respective businesses, products and technologies. The Confidential Information shall include information disclosed orally, in writing or other tangible form, including samples of materials, that in each case are designated as confidential or proprietary.

    7.2 Confidentiality and Limited Use.

  7.2.1 Limited Use.

      With respect to all Confidential Information, both Rosetta and Monsanto and their respective Affiliates agree as follows, it being understood that "recipient" indicates the party receiving the confidential, proprietary information from the other "disclosing" party. Confidential Information disclosed to the recipient shall, subject to the terms and conditions hereof, remain the property of the disclosing party and shall be maintained in confidence by the recipient and shall not be disclosed to third parties by the recipient and, further, shall not be used except for purposes contemplated in this Agreement. All confidentiality and limited use obligations with respect to the Confidential Information shall terminate [*] years after the termination date of this Agreement.

  7.2.2 Protection for Monsanto DNA Information and Analytical Technology.

      Rosetta agrees that Monsanto DNA Information constitute highly Confidential Information of Monsanto. Rosetta further agrees that Monsanto cannot be adequately compensated with damages for the loss of confidential treatment for such Confidential Information. Monsanto shall be entitled to injunctive relief if necessary and appropriate to prevent such loss. Any loss of confidential treatment of such information caused by Rosetta shall constitute a material breach of this Agreement by Rosetta. Monsanto agrees that Analytical Technology developed by Rosetta constitutes highly Confidential Information of Rosetta. Monsanto further agrees that Rosetta cannot be adequately compensated with damages for the loss of confidential treatment for such Confidential Information. Rosetta shall be entitled to injunctive relief if necessary and appropriate to prevent such loss. Any loss of confidential treatment of such information caused by Monsanto shall constitute a material breach of this Agreement by Monsanto.

  7.2.3 Exceptions to Disclosure of Confidential Information.

      Notwithstanding any provision to the contrary, a party may disclose the Confidential Information of the other party: (i) in connection with an order of a court or other government body or as otherwise required by or in compliance with law or regulations; provided that the disclosing party provides the other party with notice and takes reasonable measures to obtain confidential treatment thereof; (ii) in confidence to attorneys, accountants, banks and financial sources and their advisors; or (iii) in confidence, in connection with a license, sublicense, or acquisition, permitted by this Agreement.

    7.3 Exceptions to Classification as Confidential.

    The obligations of confidentiality and limited use shall not apply to any of the Confidential Information which

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

      7.3.1 Publicly Available: as of the date of disclosure is publicly available by publication or other documented means or later becomes likewise publicly available through no act or fault of recipient; or

      7.3.2 Already Known: is already known to recipient before receipt from the disclosing party, as demonstrated by recipient's written records; or

      7.3.3 Third Party Disclosure: is made known to recipient by a third party who did not obtain it directly or indirectly from the disclosing party and who does not obligate recipient to hold it in confidence.

    7.4 Specific Information.

    Specific information shall not be deemed to be within any of these exclusions merely because it is embraced by more general information falling within these exclusions.

    7.5 Disclosures to Personnel.

    Recipient agrees to advise those of its officers, directors, employees, associates, agents, consultants, and Affiliates who become aware of the Confidential Information, of these confidentiality and limited use obligations and agrees, prior to any disclosure of Confidential Information to such individuals or entities, to make them bound by obligations of confidentiality and limited use of the same stringency as those contained in this Agreement.

    7.6 Return of Confidential Information.

    Upon termination of this Agreement, originals and copies of Confidential Information in written or other tangible form will be returned to the disclosing party by recipient or destroyed by recipient, except to the extent that it is the subject of a continuing license or other right of use. One copy of each document may be retained in the custody of the recipient's legal counsel solely to provide a record of what disclosures were made and to confirm compliance with the obligations set forth in this Article 7.

    7.7 Confidential Status of Agreement.

    The terms and existence of this Agreement shall be deemed to be Confidential Information and shall be dealt with according to the confidentiality requirements of this Article. Both parties agree, furthermore, that neither party will make public disclosures concerning other specific terms of this Agreement without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, at such time as Rosetta or Monsanto may request, the parties shall mutually agree on a press release announcing the execution of this Agreement and the basic terms hereof. Once any written statement is approved for disclosure by both parties, either party may make subsequent public disclosures of the contents of such statement without the further approval of the other party.

    7.8 Publications.

    It is expected that each party may wish to publish the results of its research under this Agreement. Contributions by the other party shall be acknowledged in any publication by the publishing party. In order to safeguard intellectual property rights, the party wishing to publish or otherwise publicly disclose material which describes or otherwise discloses the other party's Confidential Information or Project Technology shall first submit a draft of any proposed manuscript to the Project Committee for review, comment and consideration of appropriate patent application preparation activity at least [*] days prior to any submission for publication or other public disclosure. The appropriate member of the

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

Project Committee will advise the party seeking publication as to whether a patent application will be prepared and filed or whether Confidential Information should be removed from the disclosure. The Project Committee will, in cooperation with both parties, determine the appropriate timing and content of any such publications. The Project Committee can, in its discretion, request that the publishing party delay publication for a reasonable time period for the purpose of preparation of an appropriate patent application(s). If the Project Committee is no longer functioning, its responsibilities under this Article will be assigned to a committee consisting of one person designated by Monsanto and one person designated by Rosetta.

8.  REPRESENTATION AND WARRANTIES; INDEMNIFICATION AND LIMITATION OF LIABILITY

    8.1 Monsanto.

    Monsanto represents and warrants that it has the right to make conveyances and grants in accordance with the Articles hereof, including, without limitation, the delivery of the Monsanto DNA Information.

    8.2 Rosetta.

    Rosetta represents and warrants that it has the right to make conveyances and grants in accordance with the articles hereof, including, without limitation, that Rosetta is free to conduct the Project Plan, and Rosetta covenants that the methods used in its development during the Term of this Agreement of the Monsanto DNA Information described in Article 1.14(B) will not infringe the patent rights of any third party.

    8.3 Indemnification by Rosetta.

    Rosetta shall indemnify and hold harmless Monsanto, its Affiliates, and all their officers, directors, employees and agents, for any losses, claims, damages, judgments, assessments, costs and other liabilities, including reasonable out-of-pocket costs and expenses as they are incurred by Monsanto in connection with any demands, law suits and other legal actions by third parties against Monsanto arising from any gross negligence, willful misconduct or strict liability by or of Rosetta, its Affiliates, agents or sublicensees, provided, however, for purposes of this Article 8, neither gross negligence or willful misconduct shall be deemed to include conduct determined to be infringement of patent, copyright, trademark, trade name, other proprietary right or an unauthorized use of trade secret.

    8.4 Indemnification by Monsanto.

    Monsanto shall, except to the extent caused by Rosetta's gross negligence or willful misconduct, indemnify and hold harmless Rosetta, its Affiliates, and all their officers, directors, employees and agents, for any losses, claims, damages, judgments, assessments, costs and other liabilities, including reasonable out-of-pocket costs and expenses as they are incurred by Rosetta in connection with any demands, law suits and other legal actions by third parties against Rosetta arising out of or alleged to arise out of (i) the manufacture, use, distribution or sale by Monsanto, any Monsanto Affiliate, or any Monsanto licensee or sublicensee of any Licensed Product or any other product or service covered by DNA Patent Rights claiming a Gene Lead or Predictive Pattern Technology or (ii) the infringement or alleged infringement of any patent, trade secret or other intellectual property right of any third party as a result of the use of Monsanto DNA Information in the Project Plan.

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

    8.5 Conditions and Limitations of Indemnification Obligation.

      (a) In order to maintain the right to be indemnified by the other party ("Indemnitor"), the party claiming indemnification ("Indemnitee") must:

         (i) notify the Indemnitor promptly after learning of any legal action undertaken by a third party and related to the subject matter of this Article 8 (a "Third Party Claim");

        (ii) allow the Indemnitor to manage and control (by way of intervention or otherwise) the defense and settlement of any such Third Party Claim against the Indemnitee;

        (iii) cooperate with the Indemnitor in the defense or the settlement negotiations of Third Party Claims as reasonable required by the Indemnitor; and

        (iv) abstain from making any statements or taking any actions which damage the defense against a Third Party Claim (including, without limitation, any statements against the interest of the Indemnitee or admissions of causation or guilt).

      (b) The Indemnitor shall not agree to any settlement that adversely affects the Indemnitee's rights or interest without the Indemnitee's prior written approval (which approval shall not be unreasonably withheld).

    8.6 Limitation of Liability.

    SUBJECT TO THE INDEMNIFICATION OBLIGATION SET FORTH HEREIN AND UNLESS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, OR LOST PROFITS OR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES REGARDLESS OF WHETHER ANY SUCH CLAIM FOR DAMAGES, LOST PROFITS OR OTHER COSTS IS BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

    8.7 Risk of Failure; No Representations.

    [*] that [*] in the [*] such as those [*] in this Agreement and [*] this [*].[*], subject to the [*] to [*] provided in [*] of [*], as the [*] this Agreement to [*] as [*] of the [*] or [*] be [*] be a [*] of this Agreement. Other than as set forth in this Agreement, [*] OF [*] FOR A [*].

9.  APPLICABLE LAW

    9.1 Governing Law; Jurisdiction.

    THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED WITH THIS AGREEMENT SHALL BE GOVERNED BY AND DETERMINED IN ACCORDANCE WITH THE STATUTORY, REGULATORY AND DECISIONAL LAW OF THE STATE OF [*] (EXCLUSIVE OF SUCH STATE'S CHOICE OR CONFLICTS OF LAWS RULES) AND, TO THE EXTENT APPLICABLE, THE FEDERAL STATUTORY, REGULATORY AND DECISIONAL LAW OF THE UNITED STATES (EXCEPT FOR THE U.N. CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS, APRIL 10, 1980, U.N. DOC. A/CONF. 97/18, 19 I.L.M. 668, 671 (1980) REPRINTED IN

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

PUBLIC NOTICE, 52 FED. REG. 662-80 (1987), WHICH IS HEREBY SPECIFICALLY DISCLAIMED AND EXCLUDED).

10. MISCELLANEOUS PROVISIONS

    10.1 Notices.

    All notices and other communications required or permitted under this Agreement shall be deemed to be properly given when in writing and sent by registered or certified mail, postage prepaid or by reputable courier service providing evidence of delivery or by facsimile with receipt confirmation, to the other party at the address set forth below, or at such other address as either party may be in writing designate from time to time for these purposes.

If to Rosetta:	Rosetta Inpharmatics, Inc. 12040-115th Avenue Northeast Kirkland, Washington 98034-6900 Attention: Chief Operating Officer Fax No. (425) 820-5757
Rosetta Inpharmatics, Inc. 12040-115th Avenue Northeast Kirkland, Washington 98034-6900 Attention: Legal Affairs Fax No. (425) 820-5757
If to Monsanto:	Monsanto Company 700 Chesterfield Parkway North St. Louis, Missouri 63198 Attention: President Fax No. (314) 694-1667
Copy to:	Monsanto Company 800 North Lindbergh Boulevard St. Louis, Missouri 63167 Attention: Group Patent Counsel Fax No. (636) 737-6047

    10.2 Assignability.

    The rights and obligations acquired herein by the parties are not assignable, transferable or otherwise conveyable, in whole or part (by operation of law or otherwise) to any third party without the consent of other party, which shall not be unreasonably withheld, except that either party may, without such consent, assign its rights and obligations to any purchaser of all or substantially all of the assets of the party related to this Agreement or to any successor corporation resulting from any merger or consolidation of a party. Any attempted assignment conflicting with this Article shall be null and void and without effect.

    10.3 Assignability of DNA Patent Rights.

    Monsanto shall be free to assign DNA Patent Rights to any third party, provided however that any DNA Patent Rights which claims a Gene Lead or Predictive Pattern Technology shall be assigned or

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

transferred to a third party subject to the third party assuming the royalty and [*] obligations set forth in this Agreement.

    10.4 Dispute Resolution.

  10.4.1 General.

      All disputes which may arise under, out of, or in connection with this Agreement shall be resolved as follows:

  10.4.2 Parties Shall Meet.

      First, the parties shall make all commercially reasonable efforts to resolve the dispute. If, after making all commercially reasonable efforts the parties cannot resolve the issue within [*] months after written notice of the dispute from one party to the other, then the parties may appoint one or more independent parties to assist in resolving the dispute through mediation ("mediation stage").

  10.4.3 CEOs Shall Meet.

      If the mediation described above does not resolve the dispute, then the Chief Executive Officer of Monsanto or his designee and the Chief Executive Officer of Rosetta or his designee shall meet to resolve the dispute.

  10.4.4 Arbitration Trigger.

      In the event such Chief Executive Officers shall not have resolved such matter within sixty [*] of written request by one of such Chief Executive Officers for such a meeting, either party may initiate arbitration with respect to such dispute in accordance with Article 10.4.5 hereof.

  10.4.5 Arbitration Rules.

      The arbitration proceeding shall be conducted in the [*], United States of America, in accordance with the then existing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Article 10.1 of this Agreement shall be valid and sufficient.

      In any arbitration, the award shall be rendered by a majority of the members of a Board of Arbitration consisting of three (3) members, one of whom shall be appointed by Monsanto, the second by Rosetta, and the third by mutual agreement of the first two (2) said arbitrators, and none of whom shall be affiliated with either party or its Affiliates. In the event of failure of said first two (2) arbitrators to agree within sixty (60) days after commencement of the arbitration proceeding upon the appointment of the third member, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the foregoing, in the event that either such party shall fail to appoint an arbitrator within thirty (30) days after commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For the purposes of this paragraph, the "commencement of arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by the American Arbitration Association from one of the parties.

  10.4.6 Agreements to Agree.

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

      The failure by the parties to agree on any matter expressed in this Agreement as a matter to be agreed upon by or determined by mutual agreement, decision, consent or approval of the parties shall not constitute a basis for the initiation by either party of litigation or arbitration. Any court having jurisdiction under this Article or any arbitrator shall have no power to decide any such matter to which such mutual agreement, decision or consent has not been obtained.

    10.5 Tax Reporting.

    Monsanto and Rosetta shall treat all payments made by Monsanto under Article 4.1 as amounts paid for qualified research under section 41(b)(3) of the Internal Revenue Code of 1986.

    10.6 Severability.

    In case any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

    10.7 Counterparts.

    This Agreement may be executed in two (2) counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

    10.8 Headings.

    Headings as to the contents of particular Articles are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Articles to which they refer.

    10.9 Agreement references.

    All Articles referred to herein are Articles of this Agreement.

    10.10 Appendices.

    The appended Appendices form an integral part of this Agreement.

    10.11 Export Control.

    Notwithstanding any other provisions of this Agreement, Rosetta agrees to make no disclosure or use of any Monsanto information or Monsanto technology furnished or made known to Rosetta pursuant to this Agreement, and Monsanto agrees to make no disclosure or use of any Rosetta information or Rosetta technology disclosed to Monsanto pursuant to this Agreement except in compliance with the laws and regulations of the United States of America, including the Export Administration Regulations promulgated by the Office of Export Administration International Trade Administration, United States Department of Commerce; and in particular, each party agrees not to export, directly or indirectly, either

  •
  the technical data furnished or made known to it by the other party pursuant to this Agreement; or

  •
  the "direct product" thereof; or

  •
  any commodity produced using such technical data

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

to any country or countries for which a validated license is required unless a validated license is first obtained pursuant to the Export Administration Regulations. The term "direct product" as used above, is defined to mean the immediate product (including process and services) produced directly by the use of the technical data.

    10.12 Force Majeure.

    Except for payments of money, neither of the parties shall be liable for any default or delay in performance of any obligation under this Agreement or the Project Plan caused by any of the following: Act of God, war, riot, fire, explosion, accident, flood, sabotage, compliance with governmental requests, laws, regulations, orders or actions, national defense requirements or any other event beyond the reasonable control of such party; or labor trouble, strike, lockout or injunction (provided that neither of the parties shall be required to settle a labor dispute against its own best judgment).

    The party invoking this subparagraph shall give the other party written notice pursuant to Article 10.1 and full particulars of such force majeure event as soon as possible after the occurrence of the cause upon which said party is relying.

    Both Monsanto and Rosetta shall use reasonable efforts to mitigate the effects of any force majeure on their respective part.

    10.13 Negation of Agency.

    It is agreed and understood by the parties hereto that each of Rosetta and Monsanto, in its performance of its obligations and responsibilities under this Agreement, is an independent contractor and that nothing herein contained shall be deemed to create an agency, partnership, joint venture or like relationship between the parties. The manner in which each of Rosetta and Monsanto carries out its performance under this Agreement is within each of Rosetta's and Monsanto's sole discretion and control.

    10.14 Other Requests.

    The parties hereto agree that upon reasonable request of the other party, each such party shall execute and deliver such additional documents and Agreements, and take such further actions, as may be necessary in order to fulfill and give effect to the terms of this Agreement.

    10.15 Amendment and Waiver.

    This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the Effective Date.

ROSETTA INPHARMATICS, INC.	MONSANTO COMPANY
By	By

Date	Date

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

Appendix A—Project Plan

Definitions

Condition—[*] of [*] to [*] that [*] by the [*].

Monocot Proxy Oligo Set—[*] of a [*].

Oligo—[*] that will be [*] on a [*] and [*].

Probe—[*] from a [*] or a [*].

[*] Oligo Set—[*] that can be [*] of the [*].

Trait Module—[*].

Trait Module Report—[*].

    The terms in bold set forth in Appendices A, B and C, unless defined above or within an Appendix, have the same meaning as found in the Agreement.

Initiation Phase

    All periods described in days in this Appendix A shall be business days.

Sequence Delivery

[*] will [*] and [*].[*] shall be [*] and/or [*] and [*] as the [*]:

[*]
Rosetta Inpharmatics
Manager, Collaborations
12040 115th Avenue NE
Kirkland, WA 98034

Primary Oligonucleotide Design

    From the [*] will be [*] from the [*] from the [*] no more [*].

    [*] for a [*] will [*], which will [*] for [*] , and a [*] for which [*] the [*] and [*] to [*] for the [*], which will [*] of this [*] of the [*] and the [*] of an [*] of the [*].

    [*]

    [*] will [*] for the [*] will [*] will be [*] from [*] and [*] from [*] will be [*] of [*], and [*], to [*] the [*] as [*] as an [*] of the [*] from [*] will [*] of [*] the [*] on the [*] in the [*] of the [*] to the [*].

    [*] the [*] of a [*] from [*].

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

Table 1—Overview of [*]

[*]	[*]
approximately [*]	approximately [*]
[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]

[*] Design

    [*] will [*] in a [*] to [*] after [*] from [*]. Within [*] of [*] the [*] of the [*] will send to [*] for [*] the [*] will [*] at least [*] for each [*] in [*] will then be [*] the [*] for each [*], which shall be [*] within [*] of the [*]. Within [*] of the [*] the [*], if [*] on the [*] on the [*] , which will consist of a [*] and [*] plus [*]. Within [*] of receipt of this [*] will deliver to [*] the [*] of each [*] in the form of an [*] of the [*] of [*] as [*]. The [*] of the [*] shall be [*] by [*] of the [*] from [*] to [*].

    [*] shall provide a [*] of the [*] from the [*] at [*].

[*]

    [*] the [*] from the [*].

    [*] from the [*] will be [*] of [*]. The [*] the [*] will be [*] of [*]. The [*] will be [*] to [*] to be [*] to the [*].

[*]

[*]

    [*], the [*] and [*] the [*].

    [*] will [*] and a [*] than [*], that [*] for any [*] in a [*].

    [*] by the [*] and the [*] by the [*] for a [*] the [*] in [*] have a [*] for [*] the [*] and [*].

    [*] and [*] the [*] and [*] that could be [*] with [*] for an [*] which will [*] for each [*] within [*].

    [*], the [*] be [*]. [*] has not [*] will be [*] with [*] and [*] or other such [*].

    [*] will [*] and the [*] for [*] the [*].[*] will [*] the [*]. [*] the [*] or [*]. [*] in the [*] or the [*].

    [*] the [*], there will be a [*] to [*] the [*] . [*] the [*] of the [*], the [*] and the [*] that [*] the [*] in [*]. [*] for [*] the [*] and [*] in this [*]. [*] the [*], the [*] the [*]. [*] that have [*].

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

2

2. Appendix B—Performance Criteria

[*]

[*].
 [*] the [*]:

  [*].
   [*] of [*].
   [*].
   [*] .

[*] the [*] will be [*], and [*] to an [*] .

[*] will [*] the [*] and [*] the [*] for these [*] will be [*].[*] than [*] from a [*] of [*] are [*] that [*] are [*] and the [*] of the [*] will be [*].

[*] the [*], then the [*] the [*].

[*] if a [*] the [*].[*] this [*] have the [*] to have the [*] will [*] of the [*] the [*].

The [*] for the [*] of the [*] of a [*].

[*]

The [*] on the [*].

[*] into the [*] and [*] in such a way as [*]. The [*] are made for the [*] on a [*] is [*] to a [*].

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

3

Table 2—[*]

[*]	[*]
[*]	[*] on an [*] for the [*] to be [*] has not [*] to [*] or [*].
[*]	This [*] a [*] and [*].
[*] to [*] will be [*] across the [*]. [*] at an [*] of [*] and at [*] of [*] , the [*] or [*] on an [*]. [*] where the [*], the [*] at the [*] as the [*].
[*] will be [*]. [*] across the [*]. The [*] where the [*] is at least [*].
[*]	[*] are within [*] of the [*]. [*] of [*] and [*], and at [*] will be [*]. [*] and the [*] are not [*] with [*].
[*]	For [*] at an [*] and at a [*] of the [*] will be [*] of the [*].
[*]	[*]
[*]

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

4

Appendix C—Data Security

    Rosetta and Monsanto will work cooperatively to address the issues that Monsanto's Data Security Team addressed in their report to apply Monsanto standards to ensure that Monsanto's intellectual property will be secure.

[*]
Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 406.

5

QuickLinks

Monsanto/Rosetta Inpharmatics Collaboration Agreement
TABLE OF CONTENTS
Appendix A—Project Plan
2. Appendix B—Performance Criteria
Appendix C—Data Security